Exhibit 4.9

EXECUTION VERSION

AMENDED AND RESTATED CONFIRMATION

Dated:	August 23, 2006

To:	Accredited Home Lenders, Inc. (“Party B”)
15090 Avenue of Science
San Diego, California 92128
Attention: Katy Hudson
Telephone: 858-676-2177
Fax: 866-278-5876

From:	Lehman Brothers Special Financing Inc. (“Party A”)
745 Seventh Avenue
New York, NY 10019
Attention: Donald Kutch
Telephone: 212-526-5810
Fax: 646-758-1964

	Re:	Swap Transaction Reference No. 2065465

Ladies and Gentlemen:

This Amended and Restated Confirmation amends and restates in its entirety the Confirmation, with the Swap Transaction number 2065465, between Party A and Party B, dated as of May 10, 2005. The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between Lehman Brothers Special Financing Inc. (“Party A”) and Accredited Home Lenders, Inc. (“Party B”) on the Trade Date referred to below (the “Transaction”). It constitutes a “Confirmation” as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) and the defined terms set forth in the Reference Transaction (as defined below), to the extent used but not defined herein, are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of August 23, 2006 (which amends and restates the ISDA Master Agreement dated as of May 10, 2005), as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. Unless otherwise defined in this Confirmation or in the Definitions, capitalized terms used herein have the meanings ascribed to such terms in the Security Agreement.

2. The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date:	May 10, 2005

Effective Date of Amendment and Restatement:	August 23, 2006

Termination Date:	The earliest to occur of (a) the Termination Date of the Reference Transaction, and (b) an Early Termination Date (as defined in the Agreement referred to in the Reference Transaction) with respect to the Reference Transaction (a “Reference Transaction Early Termination Date”).

In connection with a Termination Date hereunder resulting from a Reference Transaction Early Termination Date, each party shall make all payments pursuant to this Agreement through such Termination Date. Without limitation of the foregoing, Party B shall pay any Party B First Floating Amount relating to any amount owed by Party A to the Reference Counterparty in respect of the early termination of the Reference Transaction. For the avoidance of doubt, no additional payment pursuant to Section 6(e) of this Agreement shall be payable by either party in connection with a termination of this Agreement caused by a Reference Transaction Early Termination Date.

Business Day:	As specified in the Reference Transaction.

Business Day Convention:	As specified in the Reference Transaction.

Notional Amount:	$500,000,000.00, subject to adjustment as and when occurring, of the Notional Amount of the Reference Transaction, such that the Notional Amount hereof shall equal the product of (x) the Notional Amount hereof immediately prior to such adjustment and (y) a fraction the numerator of which is the Notional Amount of the Reference Transaction immediately prior to such adjustment and the denominator of which is the Notional Amount of the Reference Transaction after giving effect to such adjustment.

Back Sharing Percentage:	With respect to any date, the percentage expressed as a fraction, the numerator of which is the Notional Amount of this Transaction and the denominator of which is the Aggregate Maximum Notional Amount of the Reference Transaction as of such date. For the avoidance of doubt, the Back Sharing Percentage shall never be greater than one.

Payment Date:	As specified in the Reference Transaction.

Interim Payment Date:	As specified in the Reference Transaction.

Calculation Agent:	Party A

3. Floating Amounts:

A. Party A Floating Amounts

Party A First Floating Rate Amounts:

The product of (x) the Back Sharing Percentage and (y) any and all amounts actually received by Reference Party A under and pursuant to the Reference Transaction (including amounts received from the Reference Counterparty in connection with the early termination of a Reference Transaction).

Party A First Floating Rate Amount Payment Dates:

Each day on which the Reference Party A receives a payment under the Reference Transaction and Party A receives a payment equal to the Party A First Floating Rate Amount under the Intermediate Transaction by 3:00 p.m. New York City time and the immediately succeeding Business Day if such payment is received by Party A after such time.

Party A Second Floating Rate Amount:

In the event that this Transaction is terminated prior to the Termination Date of the Reference Transaction, the excess, if any, of (x) the Settlement Amount paid by Party B to Party A in respect of this Transaction, over (y) the product of (i) the Back Sharing Percentage and (ii) the aggregate amount paid by Reference Party A to the Reference Counterparty pursuant to the Reference Transaction from and including the Early Termination Date of this Transaction to the Termination Date of the Reference Transaction.

Party A Second Floating Rate Amount Payment Date:

One Business Day after the Termination Date of the Reference Transaction so long as Party A receives a payment under the Intermediate Transaction equal to the Party A Second Floating Rate Amount.

Survival: The provisions regarding the Party A Second Floating Rate Amount and the Party A Second Floating Rate Amount Payment Date shall survive the termination of this Transaction.

Party A Third Floating Rate Amount:

In the event that this Transaction is terminated prior to the Termination Date of the Reference Transaction, the excess, if any, of (x) the product of (i) the Back Sharing Percentage and (ii) the aggregate amount paid by the Reference Counterparty to Reference Party A pursuant to the Reference Transaction from and including the Early Termination Date of this Transaction to the Termination Date of the Reference Transaction over (y), the Settlement Amount paid by Party A to Party B in respect of this Transaction.

Party A Third Floating Rate Amount Payment Date:	One Business Day after the Termination Date of the Reference Transaction so long as Party A receives a payment under the Intermediate Transaction equal to the Party A Third Floating Rate Amount.

Survival: The provisions regarding the Party A Third Floating Rate Amount and the Party A Third Floating Rate Amount Payment Date shall survive the termination of this Transaction.

B. Party B Floating Amounts and Fixed Amounts

Party B First Floating Rate Amounts:

The product of (x) the Back Sharing Percentage and (y) any and all amounts due from Reference Party A under and pursuant to the Reference Transaction (including amounts owed by Reference Party A to the Reference Counterparty or any successor Counterparty in connection with the occurrence of a Reference Transaction Early Termination Date); provided, however, that prior to the occurrence of an Early Accumulation Event or prior to the occurrence and continuation of any Extended Note Amortization Event, any amount payable by Party B on any Interim Payment Date in respect of any Party A Interim Floating Amount (as defined in the Reference Transaction) payable by Party A under the Reference Transaction shall be equal to the lesser of (i) the Party A Interim Floating Amount payable by Party A under and pursuant to the Reference Transaction on such Interim Payment Date, and (ii) the positive difference (if any) of (A) the Back Swap Sharing Percentage (B) 10% of the product of (I) the Sharing

Percentage and (II) the average daily aggregate Outstanding Purchase Prices of Mortgage Loans owned by the Issuer over the 90-day period ending on such Interim Payment Date and (B) the aggregate amounts paid by Party B in respect of any such Party A Interim Floating Amount during the 89 days immediately preceding such Interim Payment Date; provided, further, that, after the occurrence of an Early Accumulation Event or after the occurrence and during the continuation of any Extended Note Amortization Event, the sum of the Party B First Floating Rate Amounts payable after the occurrence of such Early Accumulation Event or after the occurrence and during the continuation of any Extended Note Amortization Event, shall not exceed the Swap Payment Threshold.

“Swap Payment Threshold” means the product of (x) the Back Sharing Percentage and (y) the greater of (i) 10% of the product of (A) the Sharing Percentage and (B) the average daily aggregate Outstanding Purchase Prices of Mortgage Loans owned by the Issuer over the 90-day period immediately preceding the occurrence of such Early Accumulation Event or Extended Note Amortization Event, as applicable, and (ii) 10% of the product of (A) the Sharing Percentage and (B) the sum of (x) the aggregate Outstanding Purchase Price of the Mortgage Loans owned by the Issuer on the date such Early Accumulation Event or Extended Note Amortization Event, as applicable, occurred and (y) any cash and Eligible Investments held by the Reference Counterparty on the date of occurrence of such Early Accumulation Event or Extended Note Amortization Event, as applicable.

Party B First Floating Rate Amount Payment Dates:	Each Payment Date, Interim Payment Date and any Business Day on which Reference Party A owes any Party A Accrued Interest Payment (as defined in the Reference Transaction) and the Termination Date.

Party B Second Floating Rate Amount:

In the event that this Transaction is terminated prior to the Termination Date of the Reference Transaction, the excess, if any, of (x) the product of (i) the Back Sharing Percentage and (ii) the aggregate amount paid by Reference Party A to the Reference Counterparty pursuant to the Reference Transaction from and including the Early Termination Date of this Transaction to the Termination Date of the

Reference Transaction; provided that such amounts shall be calculated as though the Party A Interim Floating Amount (as defined in the Reference Transaction) payable by Reference Party A was subject to the limitations set forth in the provisos of the Party B First Floating Rate Amounts hereunder from and including the Early Termination Date of this Transaction to the Termination Date of the Reference Transaction, over (y) the Settlement Amount paid by Party B to Party A in respect of this Transaction.

Party B Second Floating Rate Amount Payment Date:

One Business Day after the Termination Date of the Reference Transaction.

Survival: The provisions regarding the Party B Second Floating Rate Amount and the Party B Second Floating Rate Amount Payment Date shall survive the termination of this Transaction.

Party B Third Floating Rate Amounts:

In the event that this Transaction is terminated prior to the Termination Date of the Reference Transaction, the excess, if any, (x) the Settlement Amount paid by Party A to Party B in respect of this Transaction over (y), the product of (i) the Back Sharing Percentage and (ii) the aggregate amount paid by the Reference Counterparty to Reference Party A to pursuant to the Reference Transaction from and including the Early Termination Date of this Transaction to the Termination Date of the Reference Transaction.

Party B Third Floating Rate Amount Payment Date:	One Business Day after the Termination Date of the Reference Transaction.

Survival: The provisions regarding the Party B Third Floating Rate Amount and the Party B Third Floating Rate Amount Payment Date shall survive the termination of this Transaction.

Party B Fourth Floating Rate Amounts:

The sum of (A) plus (B) where (A) is equal to the product of (x) 0.08%; (y) the Program Size; and (z) the actual number of days in the relevant Calculation Period, divided by 365 and (B) is equal to the product of: (a) 0.12%; (b) the Average Outstanding Principal Balance; and (c) the actual number of days in the relevant Calculation Period, divided by 365.

“Average Outstanding Principal Balance” means, as of the last day of any Calculation Period, the sum of the Aggregate Outstanding Principal Balances for each day in such Calculation Period divided by the actual number of days in such Calculation Period.

Party B Fourth Floating Rate Amount Payment Dates:	Each Payment Date referred to in the Reference Transaction.

Party B Fifth Floating Rate Amounts:

Any reasonable fees, costs, damages, expenses or forbearance of interest or other remuneration incurred or otherwise suffered by Party A (collectively, “Damages”) in connection with the Reference Transaction or the Intermediate Transaction (including any assignment or transfer thereof, except for Damages resulting out of an Early Termination of the Reference Transaction or the Intermediate Transaction as a result of an Event of Default where Reference Party A or Party A, respectively, is the sole Defaulting Party or Termination Event pursuant to Part 1(g)(i) of the Reference Transaction where Reference Party A or Party A, respectively, is the sole Affected Party) which are not paid or otherwise reimbursed to Party A; provided that such Damages would not have been incurred by Party A but for the Reference Transaction or the Intermediate Transaction. This shall also include any amount received by Party A pursuant to the Intermediate Transaction which Party A was compelled to return to Intermediate Party B or to the Reference Counterparty or its respective successor (including any liquidator, receiver, bankruptcy trustee, or similar entity).

Party B Fifth Floating Rate Amount Payment Date:

No later than the second Business Day after Party A notifies Party B of the Party B Fifth Floating Rate Amounts if such notice is received by Party B (orally or otherwise) on or prior to 1:00 p.m. New York time, and no later than the third Business Day after receipt if such notice is received by Party B after such time.

Survival: The provisions regarding the Party B Fifth Floating Rate Amounts and the Party B Fifth Floating Rate Amount Payment Date shall survive the termination of this Transaction.

4. Other Provisions: Assignment:

This Transaction shall be assigned concurrently with any assignment or transfer of the Reference Transaction by Reference Party A or the Intermediate Transaction by Party A pursuant to the terms thereof. Party B covenants and agrees that it shall directly bear any and all costs associated with such assignment or transfer of this Transaction; provided, however, Party A shall bear its own cost associated with the assignment of this Transaction if Party A is the sole Defaulting Party under the Intermediate Transaction.

If an Event of Default or Termination Event shall have occurred and Party A is the Defaulting Party or Affected Party, Party B shall not be entitled to declare an Early Termination and this Transaction shall automatically be assigned to and assumed by Intermediate Party B, provided, that no Event of Default or Termination Event in which Intermediate Party B is the Defaulted Party or Affected Party shall have occurred under, and as defined in, the ISDA Master Agreement, dated as of the date hereof between Party B and Intermediate Party B. No Settlement Amounts or assignment costs shall be paid by either Party A or Party B in connection with such assignment other than Unpaid Amounts owed as of the date of such assignment. This Transaction and the Agreement shall be deemed to be terminated as of the date of such assignment.

Reference Counterparty:	Carmel Mountain Funding Trust

Reference Party A:	Calyon New York Branch

Reference Transaction:	The Transaction between Reference Party A and the Reference Counterparty, dated as of the date hereof (which amends and restates the Transaction between Reference Party A and the Reference Counterparty dated as of May 10, 2005), as further amended from time to time (Ref. No. (40247).

Intermediate Transaction:	The Transaction between Intermediate Party B and Party A, dated as of the date hereof (which amends and restates the Transaction between Intermediate Party B and Party A dated as of May 10, 2005), as further amended from time to time (Ref. No. (40249).

Intermediate Party B:	Calyon New York Branch

Payment Instructions:

Payments to Party A:

ABA #: 021000021

Bank: JPMorgan Chase Bank (CHASUS33)

ACCT: 066-143-543

Acct Name: Lehman Brothers Special Financing

Payments to Party B:

US Bank

4180 La Jolla Village Drive, Suite 430

La Jolla, CA 92037

ABA # 122235821

Account Name: Accredited Home Lenders, Inc.

Account #153491827918

Attn: Katy Hudson/CMF

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning an executed copy of this Confirmation to us.

Yours Sincerely,

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ FRED MADONNA
Name:	Fred Madonna
Title:	Senior Vice President

Confirmed as of the date first written:

ACCREDITED HOME LENDERS, INC.

By:	/s/ CHARLES O. RYAN
Name:	Charles O. Ryan
Title:	Securitization Coordinator

Accepted solely for the purposes of the second paragraph of Section 4 under the heading “Assignment”:

CALYON NEW YORK BRANCH

By:	/s/ RICARDO L. GOMES
Name:	Ricardo L. Gomes
Title:	Vice President

By:	/s/ IAN CHEUNG
Name:	Ian Cheung
Title:	Director